Exhibit 99.2

Lime Energy Receives Additional Time To Comply With Minimum Bid Price Requirement

Huntersville, NC, March 4th, 2013 — Lime Energy Co. (NASDAQ: LIME) today announced that, On March 1, 2013, Lime Energy Co. (NASDAQ: LIME ) (the “Company”) received a second compliance notice from The NASDAQ Stock Market (“NASDAQ”) Market indicating that it has not regained compliance with the minimum bid price requirement of $1.00 as set forth in NASDAQ Marketplace Rule 5550(a)(2). However, the NASDAQ staff has determined that the Company is eligible for an additional 180 day grace period, or until August 26, 2013, to regain compliance with NASDAQ Listing Rule 5550(a)(2). This additional 180 day period relates exclusively to the bid price deficiency. The Company may be delisted during the 180 days for failure to maintain compliance with any other listing requirements for which it is currently on notice or which occurs during this period.  NASDAQ’s determination to grant the additional 180 day period was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the NASDAQ Capital Market, with the exception of the bid price requirement, and the Company’s written notice to NASDAQ of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

The Company can regain compliance with NASDAQ Listing Rule 5550(a)(2) by maintaining a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days;  NASDAQ, however, in its discretion, may require that the Company maintain a closing bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance.

If compliance cannot be demonstrated by August 26, 2013, NASDAQ will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the delisting determination to a Hearings Panel.

The Company previously received a written notification from NASDAQ on August 29, 2012, indicating that the minimum bid price of the Company’s common stock had fallen below $1.00 for 30 consecutive trading days and that it was therefore not in compliance with NASDAQ Listing Rule 5550(a)(2).

Cautionary Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “ will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including, without limitation, how promptly we are able to file our delinquent quarterly reports and complete our accounting review of our financial statements for the years ended December 31, 2008, 2009, 2010 and 2011, and the quarter ended March 31, 2012, the results of that review , and the market price of our common stock as well as other risk factors discussed in our Annual Report on Form 10-K, filed on March 16, 2012 with the SEC, which can be found at the SEC’s website www.sec.gov, each of which is specifically incorporated into this press release. Any forward-looking information presented herein is made only as of the date of this press, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Contacts:

Investor Relations

Ashley Conger

(704) 892-4442

aconger@lime-energy.com